UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549
                           _____________________

                                 FORM 8-K


                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  October 15, 2004
                                                      ----------------


                        CAPITAL CITY BANK GROUP, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


       Florida                      0-13358                 59-2273542
------------------------    ------------------------    -----------------
(State of Incorporation)    (Commission File Number)      (IRS Employer
                                                        Identification No.)


   217 North Monroe Street, Tallahassee, Florida            32301
   ---------------------------------------------          ----------
      (Address of principal executive office)             (Zip Code)




   Registrant's telephone number, including area code: (850) 671-0300
                                                       --------------


        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

                       CAPITAL CITY BANK GROUP, INC.

                                  FORM 8-K
                               CURRENT REPORT

Item 2.01.  Completion of Acquisition or Disposition of Assets.

     As previously announced on May 13, 2004, Capital City Bank Group, Inc. ("Registrant") and its subsidiary, Capital City Bank, executed an Agreement and Plan of Merger (the "Agreement") with Farmers and Merchants Bank, a Georgia chartered bank ("FMB"), under which FMB was to be acquired by CCBG in a multi-step merger transaction. On October 15, 2004, the parties to the Agreement consummated this merger transaction.

     Founded in 1910, FMB was one of the oldest and largest community banks in Georgia with three full service offices in Laurens County. As of October 15, 2004, the Registrant acquired approximately $348 million of assets from FMB and assumed $318 million in liabilities. The acquired assets consist primarily of loans.

     Prior to this transaction, the Registrant, its affiliates, its directors and officers, and any associates of its directors or officers had no material relationship with FMB.

     As previously announced on October 13, 2004, and as set forth in the Agreement, each share of FMB Common Stock was converted into the right to receive $666.50 in cash and 17.080 shares of CCBG Common Stock. In addition, each holder of FMB Common Stock who would otherwise be entitled to receive a fraction of a share of CCBG Common Stock shall receive, in lieu thereof, cash, in an amount equal to such fractional part of a share of CCBG Common Stock multiplied by $39.022. The total consideration for this merger transaction is valued at $66.65 million.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) Effective October 18, 2004, under the terms of the Agreement, L. McGrath Keen, Jr., was elected to the Registrant's Board of Directors. Mr. Keen had previously been FMB's President and a member of FMB's Board of Directors. The committee assignments for Mr. Keen will be addressed at a future meeting of the Registrant's Board of Directors.

     With respect to the information required by Item 404(a) of Regulation S-K, this information is herein incorporated by reference to the Registrant's Registration Statement on Form S-4, as filed with the SEC on August 27, 2004, and declared effective on September 20, 2004 (File No. 333-118638), under the captions "Interests of Officers and Directors in the Merger that are Different from Yours" and "Management and Operations after the Merger; Interest of Certain Persons in the Merger."

Item 8.01.  Other Events.

     The Registrant reports the events described in Exhibit 99.1 and incorporates Exhibit 99.1 by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

     (i) The audited balance sheets of FMB as of December 31, 2003 and 2002, and the related audited statements of income, changes in stockholders' equity, and cash flows for the years then ended, are herein incorporated by reference to the Registrant's Registration Statement on Form S-4, as filed with the SEC on August 27, 2004, and declared effective on September 20, 2004. (File No. 333-118638).

    (ii) The unaudited balance sheet of FMB as of June 30, 2004, and the related unaudited statements of income for the three and six months ended June 30, 2004, and the related statements of changes in stockholders' equity and cash flows for the six months ended June 30, 2004, are herein incorporated by reference to the Registrant's Registration Statement on Form S-4, as filed with the SEC on August 27, 2004, and declared effective on September 20, 2004. (File No. 333-118638).

     (b)  Pro Forma Financial Information.

     The pro forma financial information required by this item is herein incorporated by reference to the Registrant's Registration Statement on Form S-4, as filed with the SEC on August 27, 2004, and declared effective on September 20, 2004. (File No. 333-118638).

     (c)  Exhibits.

     Item No.     Description of Exhibit
     --------     ----------------------

       2.1 Agreement and Plan of Merger, dated as of May 12, 2004 by and among Capital City Bank Group, Inc., Capital City Bank and Farmers and Merchants Bank - incorporated herein by reference to Exhibit 2 of the Registrant's Form 10-Q/A (filed 8/11/04) (No. 0-13358).

       23.1       Consent of Nichols, Cauley & Associates, LLC.

       99.1       Press release, dated October 15, 2004.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CAPITAL CITY BANK GROUP, INC.


Date:  October 21, 2004                By: /s/ J. Kimbrough Davis
       ----------------                    -----------------------
                                           J. Kimbrough Davis,
                                           Executive Vice President
                                           and Chief Financial Officer